UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2011

GREEN ENVIROTECH HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-149626	32-0218005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 692
5300 Claus Road
Riverbank, CA 95367

 (Address of principal executive offices) (zip code)

(209) 863-9000
 (Registrant's telephone number, including area code)

(Former name, if changed since last report)

  Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2011, Green EnviroTech Holdings Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Magic Bright Limited, a Hong Kong corporation (“Magic Bright”), and the members of Magic Bright listed on Schedule 1 thereof (the “Sellers”). Pursuant to the Purchase Agreement,

•	The Company agreed to purchase, and the Sellers agreed to sell, all of the issued shares of Magic Bright (the “Ordinary Shares”), subject to the terms and conditions therein.

•
The Company agreed to pay to the Sellers, in consideration for the Ordinary Shares, an aggregate purchase price of $6,000,000, consisting of $1,000,000 in cash (the “Cash Consideration”) and $5,000,000 in securities. The Cash Consideration will be payable as follows: (i) $300,000 on the closing date (which will occur on or prior to March 16, 2011); (ii) $300,000 on June 16, 2011; (iii) $200,000 on September 16, 2011; and (iv) $200,000 on December 16, 2011. The $5,000,000 in securities will be payable in the form of 1,000,000 shares of Magic Bright Acquisition Series Convertible Preferred Stock (with a stated value of $5.00 per share), which the Company shall issue to the Sellers on the closing date.

•
The Company agreed to use its reasonable best efforts to obtain at least $3,000,000 in net proceeds from financings and allocate such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright within the period of 15 months from the closing. If the Company (i) does not obtain and allocate at least $2,000,000 of such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright on or before the date falling on the expiry of 12 months from the closing or (ii) does not obtain and allocate at least $3,000,000 in aggregate of such net proceeds towards the business and operations of Magic Bright by way of interest free loans from the Company to Magic Bright on or before the date falling on the expiry of 15 months from the closing or (iii) fails to pay all of the Cash Consideration by December 16, 2011, each Seller shall have the option to re-purchase the Ordinary Shares sold by such Seller to the Company, in exchange for the Preferred Shares issued by the Company to such Seller.

•
Three years from the closing, each Seller will have a one-time ninety (90) day option (“Buy Back Option”) to purchase back 50.1% of the  Ordinary Shares sold by such Seller to the Company, in exchange for the 50% of the Preferred Shares issued by the Company to such Seller (or the fair market equivalent in cash of such shares).

•
The Company agreed, on or prior to closing, to (i) have the Seller Wong Kwok Wing, Tony (“Tony”), appointed to the Company’s board of directors, (ii) enter into an employment agreement with Tony in form and substance satisfactory to Tony, and (iii) issue an aggregate of 184,000 shares of common stock to employees of Magic Bright.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2011, the Company filed a certificate of designation of Magic Bright Acquisition Series Convertible Preferred Stock with the Secretary of State of Delaware, pursuant to which:

•	1,000,000 shares of preferred stock were designated as Magic Bright Acquisition Series Convertible Preferred Stock (the “Magic Bright Preferred Stock”).

•
Holders of Magic Bright Preferred Stock will be entitled to dividends when, as and if declared by the board of directors, and on an-converted basis with the respect to dividends declared on the common stock.

•	The Magic Bright Preferred Stock will entitle holders to a liquidation preference equal to the stated value of $5.00 per share (plus accrued but unpaid dividends).

•	Holders of Magic Bright Preferred Stock will be entitled to 5 votes for each share of Magic Bright Preferred Stock held by such holder.

•
Beginning 12 months from the date of issuance of the Magic Bright Preferred Stock, the Magic Bright Preferred Stock may be converted into common stock, at a rate of 5 shares of common stock for each share of Magic Bright Preferred Stock. A holder of Magic Bright Preferred Stock may not convert any shares of Magic Bright Preferred Stock to common stock unless such holder converts all of such Magic Bright Preferred Stock held by such holder into common stock. The conversion rate will be subject to a one-time adjustment, if, at the time conversion, the 20 day average closing price of the common stock, is less than $1.00 per share, such that the holder would receive a sufficient number of shares of common stock to equal $5,000,000 (assuming the conversion of all 1,000,000 issued shares of Magic Bright Preferred Stock).

Item 9.01. Financial Statements and Exhibits.

3.1	Certificate of Designation of Magic Bright Acquisition Series Convertible Preferred Stock

10.1	Securities Purchase Agreement, dated February 14, 2011, between the Company, Magic Bright and the Sellers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: February 14, 2011	By:	/s/ Gary DeLaurentiis
Name: Gary DeLaurentiis Title: Chief Executive Officer

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